Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results

•	Consolidated non-GAAP earnings per diluted share increased 10% to $0.45, up from $0.41 last year

•	Consolidated same store sales for the third quarter increased 0.4%

•	Company repurchased $150 million of common stock and also declared a $0.1375 per share quarterly dividend

PITTSBURGH, November 17, 2015 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended October 31, 2015.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended October 31, 2015 of $47.2 million, or $0.41 per diluted share. The Company reported consolidated net income for the third quarter ended November 1, 2014 of $49.2 million, or $0.41 per diluted share. Excluding a litigation settlement charge in the current year, net income was $51.9 million, or $0.45 per diluted share compared to the Company’s expectations provided on August 18, 2015 of $0.45 to 0.48 per diluted share. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the third quarter of 2015 increased 7.6% to approximately $1.6 billion. Consolidated same store sales increased 0.4%, compared to the Company's guidance of an increase of 1 to 3%. Same store sales for DICK'S Sporting Goods increased 0.7%, while Golf Galaxy decreased 2.9%. Third quarter 2014 consolidated same store sales increased 1.1%.

"Our positive same store sales for the quarter reflected a strong back-to-school selling season tempered by slowing trends later in the quarter. Strength in athletic footwear, accessories and athletic apparel was moderated by the impact of record warm weather in more seasonal categories," said Edward W. Stack, Chairman and CEO. "With strong operational discipline, we generated earnings per share within our guided range."

Mr. Stack continued, "As we look to the fourth quarter, we anticipate a more promotional environment. Our focus will be to actively manage our inventory levels, while continuing to take the appropriate actions to win share and strengthen our business for the long term."

Omni-channel Development

eCommerce penetration for the third quarter of 2015 was 8.0% of total net sales, compared to 7.3% during the third quarter of 2014.

In the third quarter, the Company opened 27 new DICK'S Sporting Goods stores and seven new Field & Stream stores. The Company also relocated five DICK'S Sporting Goods stores and remodeled two DICK'S Sporting Goods stores. Additionally, the Company closed one DICK'S Sporting Goods store. As of October 31, 2015, the Company operated 645 DICK'S Sporting Goods stores in 47 states, with approximately 34.4 million square feet, 75 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet, and 19 Field & Stream stores in nine states, with approximately 1.0 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

In the beginning of the fourth quarter, the Company opened one new DICK'S Sporting Goods store and relocated one DICK'S Sporting Goods store, completing its 2015 store development program.

During fiscal 2015, the Company opened a total of 44 new DICK'S Sporting Goods stores and nine new Field & Stream stores. The Company also relocated seven DICK'S Sporting Goods stores and one Golf Galaxy store and remodeled two DICK'S Sporting Goods stores. Additionally, the Company closed one DICK'S Sporting Goods store and three Golf Galaxy stores.

Balance Sheet

The Company ended the third quarter of 2015 with approximately $74 million in cash and cash equivalents and approximately $342 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $360 million to shareholders through share repurchases and quarterly dividends. The Company expects to end fiscal 2015 with no outstanding borrowings under the revolving credit facility.

Total inventory increased 13.1% at the end of the third quarter of 2015 as compared to the end of the third quarter of 2014. The Company is working with its vendors to reduce its exposure to slow-selling merchandise by returning product, canceling orders and securing markdown allowances.

Year-to-Date Results

The Company reported consolidated net income for the 39 weeks ended October 31, 2015 of $201.4 million, or $1.71 per diluted share. For the 39 weeks ended November 1, 2014, the Company reported consolidated net income of $188.7 million, or $1.55 per diluted share.

The Company reported consolidated non-GAAP net income for the 39 weeks ended October 31, 2015 of $206.1 million, or $1.75 per diluted share. For the 39 weeks ended November 1, 2014, the Company reported consolidated non-GAAP net income of $192.2 million, or a $1.58 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 39 weeks ended October 31, 2015 increased 8.1% from last year's period to approximately $5.0 billion, reflecting the opening of new stores and a 0.9% increase in consolidated same store sales.

Capital Allocation

During the third quarter of 2015, the Company repurchased approximately 3.2 million shares of its common stock at an average cost of $46.93 per share, for a total cost of $150 million. During the current fiscal year, the Company has repurchased approximately 5.8 million shares of its common stock at an average cost of $51.51 per share, for a total cost of $300 million. Since starting its $1 billion share repurchase authorization at the beginning of fiscal 2013, the Company has repurchased over $755 million of common stock, and has approximately $245 million remaining under the authorization.

On November 12, 2015, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.1375 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 31, 2015 to stockholders of record at the close of business on December 11, 2015.

Current 2015 Outlook

The Company's current outlook for 2015 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2015

•
Based on an estimated 117 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share in the range of $2.85 to 3.00, excluding a litigation settlement charge. The Company's consolidated earnings per diluted share guidance contemplates the $300 million of share repurchases executed in 2015. For the 52 weeks ended January 31, 2015, the Company reported consolidated earnings per diluted share of $2.84. Consolidated non-GAAP earnings per diluted share for the 52 weeks ended January 31, 2015 were $2.87, excluding a gain on the sale of an asset and golf restructuring charges.

•	Consolidated same store sales are currently expected to be approximately flat to an increase of 1%, compared to a 2.4% increase in fiscal 2014.

❖	Fourth Quarter 2015

•
Based on an estimated 115 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $1.10 to 1.25 in the fourth quarter of 2015, compared to consolidated earnings per diluted share of $1.30 in the fourth quarter of 2014.

•	Consolidated same store sales are currently expected to be in the range of negative 2.0% to positive 1.0% in the fourth quarter of 2015, as compared to a 3.4% increase in the fourth quarter of 2014.

❖	Capital Expenditures

•
In 2015, the Company anticipates capital expenditures to be approximately $245 million on a net basis and approximately $365 million on a gross basis. In 2014, capital expenditures were $247 million on a net basis and $349 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10075009. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, control of our inventory, making the right strategic investments, capital expenditures and outstanding borrowings in future periods.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the weather; the promotional holiday retail environment; changes in consumer discretionary spending; competition amongst retailers in the categories we sell; changes in consumer demand or shopping patterns and our ability to identify new trends; limitations on the availability of attractive retail store sites; omni-channel growth and our development of an eCommerce platform; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the SEC, including our most recent Annual Report filed with the Securities and Exchange Commission on March 27, 2015. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of October 31, 2015, the Company operated 645 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at DICKS.com.

Contacts:
Investor Relations:
Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Nathaniel A. Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 31, 2015	% of Sales	November 1, 2014	% of Sales(1)

Net sales	$1,642,627	100.00%	$1,526,675	100.00%
Cost of goods sold, including occupancy and distribution costs	1,154,251	70.27	1,074,703	70.40

GROSS PROFIT	488,376	29.73	451,972	29.60

Selling, general and administrative expenses	395,015	24.05	357,708	23.43
Pre-opening expenses	16,280	0.99	14,334	0.94

INCOME FROM OPERATIONS	77,081	4.69	79,930	5.24

Interest expense	1,076	0.07	858	0.06
Other expense (income)	1,185	0.07	(486)	(0.03)

INCOME BEFORE INCOME TAXES	74,820	4.55	79,558	5.21

Provision for income taxes	27,605	1.68	30,347	1.99

NET INCOME	$47,215	2.87%	$49,211	3.22%

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.42
Diluted	$0.41		$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	114,978		118,142
Diluted	116,506		120,002

Cash dividend declared per share	$0.1375		$0.1250

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 31, 2015	% of Sales(1)	November 1, 2014	% of Sales(1)

Net sales	$5,030,914	100.00%	$4,654,473	100.00%
Cost of goods sold, including occupancy and distribution costs	3,519,993	69.97	3,259,063	70.02

GROSS PROFIT	1,510,921	30.03	1,395,410	29.98

Selling, general and administrative expenses	1,151,686	22.89	1,063,351	22.85
Pre-opening expenses	31,836	0.63	28,480	0.61

INCOME FROM OPERATIONS	327,399	6.51	303,579	6.52

Interest expense	2,550	0.05	2,230	0.05
Other income	(812)	(0.02)	(4,863)	(0.10)

INCOME BEFORE INCOME TAXES	325,661	6.47	306,212	6.58

Provision for income taxes	124,262	2.47	117,550	2.53

NET INCOME	$201,399	4.00%	$188,662	4.05%

EARNINGS PER COMMON SHARE:
Basic	$1.73		$1.58
Diluted	$1.71		$1.55

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,101		119,743
Diluted	117,739		121,734

Cash dividends declared per share	$0.4125		$0.3750

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	October 31, 2015	November 1, 2014	January 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$73,799	$77,933	$221,679
Accounts receivable, net	96,406	87,944	80,292
Income taxes receivable	8,719	10,361	14,293
Inventories, net	1,997,105	1,765,119	1,390,767
Prepaid expenses and other current assets	107,755	92,375	91,767
Deferred income taxes	47,789	42,133	51,586
Total current assets	2,331,573	2,075,865	1,850,384

Property and equipment, net	1,341,166	1,195,274	1,203,382
Intangible assets, net	109,827	111,195	110,162
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	1,355	2,209	1,862
Other	73,912	70,395	69,814
Total other assets	75,267	72,604	71,676
TOTAL ASSETS	$4,058,427	$3,655,532	$3,436,198

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$941,973	$826,945	$614,511
Accrued expenses	345,052	307,708	283,828
Deferred revenue and other liabilities	133,593	123,665	172,259
Income taxes payable	—	—	47,698
Current portion of other long-term debt and leasing obligations	575	461	537
Total current liabilities	1,421,193	1,258,779	1,118,833
LONG-TERM LIABILITIES:
Revolving credit borrowings	342,400	280,500	—
Other long-term debt and leasing obligations	5,477	6,108	5,913
Deferred income taxes	29,078	23,584	44,494
Deferred revenue and other liabilities	536,973	422,407	434,733
Total long-term liabilities	913,928	732,599	485,140
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	883	925	932
Class B common stock	249	249	249
Additional paid-in capital	1,053,748	987,892	1,015,404
Retained earnings	1,623,962	1,330,542	1,471,182
Accumulated other comprehensive (loss) income	(125)	15	(73)
Treasury stock, at cost	(955,411)	(655,469)	(655,469)
Total stockholders' equity	1,723,306	1,664,154	1,832,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,058,427	$3,655,532	$3,436,198

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 31, 2015	November 1, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$201,399	$188,662
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	136,683	131,000
Deferred income taxes	(11,112)	(18,063)
Stock-based compensation	21,687	19,430
Excess tax benefit from exercise of stock options	(6,308)	(6,560)
Gain on sale of asset	—	(14,428)
Other non-cash items	442	435
Changes in assets and liabilities:
Accounts receivable	(22,556)	(14,146)
Inventories	(606,338)	(533,054)
Prepaid expenses and other assets	(18,685)	(12,870)
Accounts payable	324,832	290,216
Accrued expenses	38,817	25,532
Income taxes payable / receivable	(36,424)	(16,362)
Deferred construction allowances	118,647	87,898
Deferred revenue and other liabilities	(25,215)	(24,933)
Net cash provided by operating activities	115,869	102,757
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(273,962)	(271,257)
Proceeds from sale of other assets	—	74,534
Deposits and purchases of other assets	(2,406)	(26,780)
Net cash used in investing activities	(276,368)	(223,503)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,019,100	1,057,600
Revolving credit repayments	(676,700)	(777,100)
Payments on other long-term debt and leasing obligations	(398)	(806)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	18,668	10,671
Excess tax benefit from exercise of stock options	6,309	6,588
Minimum tax withholding requirements	(7,703)	(7,722)
Cash paid for treasury stock	(300,000)	(200,000)
Cash dividends paid to stockholders	(49,235)	(46,564)
Increase (decrease) in bank overdraft	2,630	(25,710)
Net cash provided by financing activities	12,671	16,957
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(52)	(9)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(147,880)	(103,798)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	221,679	181,731
CASH AND CASH EQUIVALENTS, END OF PERIOD	$73,799	$77,933

Store Count and Square Footage

The stores that opened during the third quarter of 2015 are as follows:

Store	Market	Concept
Valparaiso, IN	Valparaiso	DICK'S Sporting Goods
Bismarck, ND	Bismarck	DICK'S Sporting Goods
Uniontown, PA	Uniontown	DICK'S Sporting Goods
Chambersburg, PA	Hagerstown	DICK'S Sporting Goods
Euless, TX	Dallas	DICK'S Sporting Goods
Chicago (Lincoln Park), IL	Chicago	DICK'S Sporting Goods
Tuscaloosa, AL	Tuscaloosa	DICK'S Sporting Goods
Tucson, AZ	Tucson	DICK'S Sporting Goods
Cullman, AL	Cullman	DICK'S Sporting Goods
Chillicothe, OH	Columbus	DICK'S Sporting Goods
Wooster, OH	Wooster	DICK'S Sporting Goods
Janesville, WI	Janesville	DICK'S Sporting Goods
Grand Island, NE	Grand Island	DICK'S Sporting Goods
Salisbury, NC	Charlotte	DICK'S Sporting Goods
Leesburg, VA	Washington, DC	DICK'S Sporting Goods
Salem, NH	Nashua	DICK'S Sporting Goods
Brownsville, TX	Brownsville	DICK'S Sporting Goods
North Haven, CT	New Haven	DICK'S Sporting Goods
Joliet, IL	Chicago	DICK'S Sporting Goods
Council Bluffs, IA	Omaha	DICK'S Sporting Goods
Oshkosh, WI	Green Bay	DICK'S Sporting Goods
Marysville, WA	Burlington	DICK'S Sporting Goods
Muskogee, OK	Muskogee	DICK'S Sporting Goods
Sevierville, TN	Knoxville	DICK'S Sporting Goods
Cerritos, CA	Huntington Beach	DICK'S Sporting Goods
Las Vegas, NV	Las Vegas	DICK'S Sporting Goods
Glendale, CA	Huntington Beach	DICK'S Sporting Goods
Hoover, AL	Birmingham	Field & Stream
North Charleston, SC	Charleston	Field & Stream
Polaris, OH	Columbus	Field & Stream (1)
Greensboro, NC	Greensboro	Field & Stream
Asheville, NC	Asheville	Field & Stream
Champaign, IL	Champaign	Field & Stream (1)
West Harrisburg, PA	Harrisburg	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2015			Fiscal 2014
	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total	DICK'S Sporting Goods	Specialty Store Concepts (2)	Total
Beginning stores	603	91	694	558	84	642
Q1 New stores	9	1	10	8	—	8
Q2 New stores	7	1	8	8	1	9
Q3 New stores	27	9	36	24	8	32
Ending stores	646	102	748	598	93	691

Closed stores	1	3	4	1	—	1
Ending stores	645	99	744	597	93	690

Remodeled stores	2	—	2	5	—	5
Relocated stores	6	1	7	5	2	7

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total
Q1 2014	30.6	1.5	32.1
Q2 2014	30.9	1.6	32.5
Q3 2014	32.0	2.0	34.0
Q4 2014	32.3	1.9	34.2
Q1 2015	32.7	2.0	34.7
Q2 2015	33.1	2.0	35.1
Q3 2015	34.4	2.4	36.8

(1)
All-American Sports Centers, which include both a DICK'S Sporting Goods store and a Field & Stream store at one location, are reflected in both the DICK'S Sporting Goods and Specialty Store Concepts reconciliation. As of October 31, 2015, the Company operated four All-American Sports Centers.

(2)	Includes the Company's Golf Galaxy, Field & Stream, and other specialty store concepts.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2015
	13 Weeks Ended October 31, 2015

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$1,642,627	$—	$1,642,627
Cost of goods sold, including occupancy and distribution costs	1,154,251	—	1,154,251

GROSS PROFIT	488,376	—	488,376

Selling, general and administrative expenses	395,015	(7,884)	387,131
Pre-opening expenses	16,280	—	16,280

INCOME FROM OPERATIONS	77,081	7,884	84,965

Interest expense	1,076	—	1,076
Other expense	1,185	—	1,185

INCOME BEFORE INCOME TAXES	74,820	7,884	82,704

Provision for income taxes	27,605	3,154	30,759

NET INCOME	$47,215	$4,730	$51,945

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.45
Diluted	$0.41		$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	114,978		114,978
Diluted	116,506		116,506

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2015
	39 Weeks Ended October 31, 2015

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$5,030,914	$—	$5,030,914
Cost of goods sold, including occupancy and distribution costs	3,519,993	—	3,519,993

GROSS PROFIT	1,510,921	—	1,510,921

Selling, general and administrative expenses	1,151,686	(7,884)	1,143,802
Pre-opening expenses	31,836	—	31,836

INCOME FROM OPERATIONS	327,399	7,884	335,283

Interest expense	2,550	—	2,550
Other income	(812)	—	(812)

INCOME BEFORE INCOME TAXES	325,661	7,884	333,545

Provision for income taxes	124,262	3,154	127,416

NET INCOME	$201,399	$4,730	$206,129

EARNINGS PER COMMON SHARE:
Basic	$1.73		$1.78
Diluted	$1.71		$1.75

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,101		116,101
Diluted	117,739		117,739

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	39 Weeks Ended November 1, 2014

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$4,654,473	$—	$—	$4,654,473
Cost of goods sold, including occupancy and distribution costs	3,259,063	—	(2,405)	3,256,658

GROSS PROFIT	1,395,410	—	2,405	1,397,815

Selling, general and administrative expenses	1,063,351	14,428	(17,960)	1,059,819
Pre-opening expenses	28,480	—	—	28,480

INCOME FROM OPERATIONS	303,579	(14,428)	20,365	309,516

Interest expense	2,230	—	—	2,230
Other income	(4,863)	—	—	(4,863)

INCOME BEFORE INCOME TAXES	306,212	(14,428)	20,365	312,149

Provision for income taxes	117,550	(5,771)	8,146	119,925

NET INCOME	$188,662	$(8,657)	$12,219	$192,224

EARNINGS PER COMMON SHARE:
Basic	$1.58			$1.61
Diluted	$1.55			$1.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,743			119,743
Diluted	121,734			121,734

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	52 Weeks Ended January 31, 2015

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,814,479	$—	$—	$6,814,479
Cost of goods sold, including occupancy and distribution costs	4,727,813	—	(2,405)	4,725,408

GROSS PROFIT	2,086,666	—	2,405	2,089,071

Selling, general and administrative expenses	1,502,089	14,428	(17,960)	1,498,557
Pre-opening expenses	30,518	—	—	30,518

INCOME FROM OPERATIONS	554,059	(14,428)	20,365	559,996

Interest expense	3,215	—	—	3,215
Other income	(5,170)	—	—	(5,170)

INCOME BEFORE INCOME TAXES	556,014	(14,428)	20,365	561,951

Provision for income taxes	211,816	(5,771)	8,146	214,191

NET INCOME	$344,198	$(8,657)	$12,219	$347,760

EARNINGS PER COMMON SHARE:
Basic	$2.89			$2.92
Diluted	$2.84			$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,244			119,244
Diluted	121,238			121,238

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	October 31, 2015	November 1, 2014
	(dollars in thousands)
Net income	$47,215	$49,211
Provision for income taxes	27,605	30,347
Interest expense	1,076	858
Depreciation and amortization	46,087	41,229
EBITDA	$121,983	$121,645
Add: Litigation settlement charge	7,884	—
Adjusted EBITDA, as defined	$129,867	$121,645

% increase in adjusted EBITDA	7%

	39 Weeks Ended
	October 31, 2015	November 1, 2014
	(dollars in thousands)
Net income	$201,399	$188,662
Provision for income taxes	124,262	117,550
Interest expense	2,550	2,230
Depreciation and amortization	136,683	131,000
EBITDA	$464,894	$439,442
Add: Litigation settlement charge	7,884	—
Less: Gain on sale of asset	—	(14,428)
Add: Golf restructuring charges	—	6,043
Adjusted EBITDA, as defined	$472,778	$431,057

% increase in adjusted EBITDA	10%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 31, 2015	November 1, 2014
	(dollars in thousands)
Gross capital expenditures	$(273,962)	$(271,257)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	118,647	87,898
Construction allowance receipts	—	—
Net capital expenditures	$(155,315)	$(183,359)